Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, Chief Executive Officer
April 18, 2012	or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES IMPROVED QUARTERLY EARNINGS;

ASSET QUALITY REMAINS STRONG

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced earnings of $7.7 million, or $0.26 per diluted share, for quarter ended March 31, 2012.  This is a 46.6% increase over earnings of $5.2 million, or $0.18 per diluted share, for the same quarter in 2011.

Selected Highlights

•                  Asset quality continues to be strong.  Nonperforming assets remained low at 0.62% of total assets, and annualized net loan charge offs were 0.63% of loans outstanding.  Real estate owned decreased to $2.5 million from $3.0 million at the previous quarter ended December 31, 2011, and the Company currently has $0 loans receivable past due 90 days or more.

•                  The Company’s tax equivalent net interest margin was 3.71% for the current quarter, up from 3.67% in the same quarter of 2011.  This compares to 3.88% for the previous quarter ended December 31, 2011.

•                  Total assets at period-end were $2.61 billion versus $2.06 billion one year earlier, an increase of 26.6%.

•                  Loans held for investment grew to $1.66 billion, an increase of $247 million, or 17.5%, compared to the March 31, 2011.

•                  Total deposits grew to $1.862 billion, an increase of 34.2% compared to March 31, 2011.

•                  All capital ratios substantially exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 9.33%.

Income Statement Review

For the first quarter of 2012, net income was $7.7 million, or $0.26 per diluted share. Compared to the year ago quarter, this was an increase of 46.6%.  For these comparable periods, the net interest income increased 23.1% to $21.7 million from $17.7 million, and the tax equivalent net interest margin improved to 3.71% from 3.67%. The margin decreased from 3.88% from the previous quarter ended December 31, 2011.  Average loan balances increased $70 million, or 17.9% annualized, compared to the last quarter of 2011; however, average loan yields decreased by 0.22% as new loans were funded in this low rate environment.  Additionally, the Company attracted approximately $125 million of core deposits via a high yield checking campaign, and it converted $100 million to longer term brokered CDs to establish permanent funding for the recent growth in loans held for investment.  These deposits replaced short-term wholesale borrowing.  This repositioning provides the Company flexibility as it assesses its future growth opportunities.

Non-interest income was $9.7 million for the current quarter compared to $5.4 million for the year ago quarter.  The increase in non-interest income is primarily attributable to gains from mortgage banking activities, which improved to $6.9 million from $3.1 million. Management fee income, which is earned for providing services to other mortgage companies, also improved to $1.0 million from $300,000. Mortgage banking operations were positively impacted by the continuation of strong refinancing activity combined with a recent increase in local home buying.

Non-interest expense increased to $18.1 million for the current quarter from $14.1 million for the year ago quarter.  Most of the increase was due to personnel expenses, which were $9.5 million versus $6.7 million for the comparable periods.  The Company has continued to strategically add and retain business development officers in all business lines.  In particular, the Company has increased its mortgage banking presence to 13 offices in the Washington DC area, an addition of 6 offices.  Associated with this growth, the mortgage banking unit has added 94 employees, 51 of which are new loan officers and assistants.  Although this “ramp-up” of expenses has occurred, the Company’s efficiency ratio has improved to 57.6% for the first quarter 2012 compared to 61.2% for the first quarter of 2011.

Review of Balance Sheet and Credit Quality

At March 31, 2012, total assets of the Company were $2.61 billion, an increase of 26.6% from total assets of $2.06 billion at March 31, 2011. Loans held for investment grew 17.5% to $1.66 billion at March 31, 2012, from $1.41 billion at March 31, 2011.  During this period, the Bank’s investment portfolio decreased $71 million, while loans held for sale increased $333 million.

The Bank’s asset growth was primarily funded by a 34.2% increase in deposits, which grew $475 million and totaled $1.862 billion at March 31, 2012 versus $1.387 billion a year earlier.  In addition to the already mentioned high yield checking growth and brokered CD increase, non-interest bearing demand deposit account balances also increased by 32.8% year over year, reflecting the Bank’s continued focus on generating lower funding costs.

For the current quarter the provision for loan losses was $1.9 million. This compares to $1.1 million for the first quarter of last year.  The total allowance for loan losses decreased to 1.52% of loans outstanding from a comparable ratio of 1.71% at March 31, 2011, and decreased from 1.60% at the previous quarter ended December 31, 2011.  The Company’s nonperforming assets stood at 0.62% of total assets at March 31, 2012, which compares to 0.69% at December 31, 2011 and 0.51% at March 31, 2011.  Net loan charge-offs totaled $2.6 million for the current quarter, compared to $1.1 million for the year ago quarter.  There were $0 loans past due 90 days or more at March 31, 2012, while early stage loan delinquencies at 30-89 days past due were $1.6 million.

Other Information

With respect to the previously disclosed matter involving the U.S. Department of Justice (the “DOJ”), the Company continues to cooperate fully with the DOJ in its investigation and has provided relevant information to resolve the issues. It is too early to assess whether the resolution of this matter will have an effect on the Company.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“We are pleased to announce another solid quarter for Cardinal with strong earnings.  Our mortgage banking performance was exemplary while our bank’s profits were consistent with expectations. Loan losses remained minimal as we have maintained our conservative risk philosophy.

Moving forward, our Company will continue to concentrate on gaining core market share and increasing franchise value for our shareholders.  We remain committed to building a great financial services company for our employees, clients, shareholders and the communities we serve.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $2.61 billion at March 31, 2012, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 27 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with 13 offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

March 31, 2012,  December 31, 2011 and March 31, 2011

(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	March 31, 2012	December 31, 2011	March 31, 2011	Current Year	Year Over Year
Cash and due from banks	$17,055	$16,745	$14,344	1.9%	18.9%
Federal funds sold	32,964	20,394	7,289	61.6%	352.2%

Investment securities available-for-sale	284,198	295,560	351,712	-3.8%	-19.2%
Investment securities held-to-maturity	12,561	12,918	16,211	-2.8%	-22.5%
Investment securities — trading	2,725	2,065	2,458	32.0%	10.9%
Total investment securities	299,484	310,543	370,381	-3.6%	-19.1%

Other investments	17,910	17,120	16,469	4.6%	8.7%
Loans held for sale	501,215	529,500	168,569	-5.3%	197.3%

Loans receivable, net of fees	1,660,271	1,631,882	1,413,217	1.7%	17.5%
Allowance for loan losses	(25,223)	(26,159)	(24,209)	-3.6%	4.2%
Loans receivable, net	1,635,048	1,605,723	1,389,008	1.8%	17.7%

Premises and equipment, net	18,190	19,302	17,418	-5.8%	4.4%
Goodwill and intangibles, net	10,441	10,490	10,639	-0.5%	-1.9%
Bank-owned life insurance	35,326	35,154	34,537	0.5%	2.3%
Prepaid FDIC insurance premiums	3,061	3,350	4,002	-8.6%	-23.5%
Other real estate owned	2,500	3,046	1,250	-17.9%	100.0%
Other assets	35,472	31,349	26,137	13.2%	35.7%

TOTAL ASSETS	$2,608,666	$2,602,716	$2,060,043	0.2%	26.6%

Non-interest bearing deposits	$303,685	$263,752	$228,651	15.1%	32.8%
Interest bearing deposits	1,557,862	1,511,508	1,158,262	3.1%	34.5%
Total deposits	1,861,547	1,775,260	1,386,913	4.9%	34.2%

Other borrowed funds	408,439	510,385	415,854	-20.0%	-1.8%
Mortgage funding checks	37,425	25,989	7,981	44.0%	368.9%
Escrow liabilities	6,298	4,095	2,345	53.8%	168.6%
Other liabilities	29,299	29,170	17,606	0.4%	66.4%

Shareholders’ equity	265,658	257,817	229,344	3.0%	15.8%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,608,666	$2,602,716	$2,060,043	0.2%	26.6%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

For the Three Months Ended March 31, 2012 and 2011

(Dollars in thousands, except share and per share data)

(unaudited)

	For the Three Months Ended
	March 31,
	2012	2011	% Change
Net interest income	$21,738	$17,661	23.1%
Provision for loan losses	(1,898)	(1,110)	71.0%
Net interest income after provision for loan losses	19,840	16,551	19.9%

Service charges on deposit accounts	445	413	7.7%
Loan fees	376	213	76.5%
Title insurance & other income	466	243	91.8%
Investment fee income	613	548	11.9%
Realized and unrealized gains on mortgage banking activities	6,881	3,091	122.6%
Management fee income	1,009	299	237.5%
Income from bank owned life insurance	172	180	-4.4%
Net realized gains on investment securities	187	451	-58.5%
Loss on sale of real estate	(473)	—	100.0%
Other non-interest income	6	8	-25.0%
Total non-interest income	9,682	5,446	77.8%

Net interest income and non-interest income	29,522	21,997	34.2%

Salaries and benefits	9,512	6,653	43.0%
Occupancy	1,709	1,473	16.0%
Depreciation	602	457	31.7%
Data processing & communications	1,167	919	27.0%
Professional fees	739	532	38.9%
FDIC insurance assessment	327	634	-48.4%
Mortgage loan repurchases and settlements	115	100	15.0%
Loss on extinguishment of debt	—	450	-100.0%
Other operating expense	3,910	2,922	33.8%
Total non-interest expense	18,081	14,140	27.9%
Income before income taxes	11,441	7,857	45.6%
Provision for income taxes	3,788	2,636	43.7%
NET INCOME	$7,653	$5,221	46.6%

Earnings per common share - basic	$0.26	$0.18	45.1%

Earnings per common share - diluted	$0.26	$0.18	45.6%

Weighted-average common shares outstanding - basic	29,586,073	29,291,296	1.0%

Weighted-average common shares outstanding - diluted	29,993,169	29,800,738	0.6%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(unaudited)

	For the Three Months Ended
	March 31,
	2012	2011
Income Statements:
Interest income	$27,670	$23,785
Interest expense	5,932	6,124
Net interest income	21,738	17,661
Provision for loan losses	1,898	1,110
Net interest income after provision for loan losses	19,840	16,551
Non-interest income	9,682	5,446
Non-interest expense	18,081	14,140
Net income before income taxes	11,441	7,857
Provision for income taxes	3,788	2,636
Net income	$7,653	$5,221

	March 31, 2012	March 31, 2011
Balance Sheet Data:
Total assets	$2,608,666	$2,060,043
Loans receivable, net of fees	1,660,271	1,413,217
Allowance for loan losses	(25,223)	(24,209)
Loans held for sale	501,215	168,569
Total investment securities	299,484	370,381
Total deposits	1,861,547	1,386,913
Other borrowed funds	408,439	415,854
Total shareholders’ equity	265,658	229,344

Common shares outstanding	29,204	28,924

	For the Three Months Ended March 31,
	2012	2011
Selected Average Balances:
Total assets	$2,484,509	$2,046,468
Loans receivable, net of fees	1,631,315	1,396,386
Allowance for loan losses	(27,063)	(24,616)
Loans held for sale	397,567	108,874
Total investment securities	283,033	351,105
Interest earning assets	2,366,807	1,949,673
Total deposits	1,843,607	1,427,809
Other borrowed funds	342,475	363,790
Total shareholders’ equity	265,368	227,515
Weighted Average:
Common shares outstanding - basic	29,586	29,291
Common shares outstanding - diluted	29,993	29,801

Per Common Share Data:
Basic net income	$0.26	$0.18
Fully diluted net income	0.26	0.18
Book value	9.10	7.93
Tangible book value (1)	8.31	7.39

Performance Ratios:
Return on average assets	1.23%	1.02%
Return on average equity	11.54%	9.18%
Net interest margin (2)	3.71%	3.67%
Efficiency ratio (3)	57.55%	61.19%
Non-interest income to average assets	1.56%	1.06%
Non-interest expense to average assets	2.91%	2.76%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees	0.63%	0.32%
Total nonaccrual loans	$13,723	$9,283
Real estate owned	$2,500	$1,250
Nonperforming loans to loans receivable, net of fees	0.83%	0.66%
Nonperforming loans to total assets	0.53%	0.45%
Nonperforming assets to total assets	0.62%	0.51%
Total loans receivable past due 30 to 89 days	$1,592	$2,260
Total loans receivable past due 90 days or more	$—	$—
Allowance for loan losses to loans receivable, net of fees	1.52%	1.71%
Allowance for loan losses to nonperforming loans	183.80%	260.79%

Capital Ratios:
Tier 1 risk-based capital	11.71%	12.80%
Total risk-based capital	12.87%	14.17%
Leverage capital ratio	10.46%	11.28%

(1)         Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.

(2)         Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 35% for 2012 and 2011.

(3)         Efficiency ratio is calculated as total non-interest expense (less nonrecurring expense) divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three Months Ended March 31, 2012 and 2011

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended
	March 31, 2012		March 31, 2011
	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$248,835	4.22%	$185,574	4.45%
Real estate - commercial	737,218	5.53%	629,657	5.98%
Real estate - construction	304,367	5.23%	241,215	5.53%
Real estate - residential	216,572	5.06%	215,281	5.21%
Home equity lines	121,269	3.71%	121,642	3.70%
Consumer	3,054	5.07%	3,017	5.51%
Total loans	1,631,315	5.08%	1,396,386	5.39%

Loans held for sale	397,567	4.06%	108,874	4.78%
Investment securities - available-for-sale (1)	270,268	4.43%	330,400	4.40%
Investment securities - held-to-maturity	12,765	2.64%	20,705	2.99%
Other investments	16,456	1.19%	15,728	0.80%
Federal funds sold	38,436	0.22%	77,580	0.24%
Total interest-earning assets	2,366,807	4.71%	1,949,673	4.92%

Non-interest earning assets:
Cash and due from banks	16,752		14,617
Premises and equipment, net	18,260		16,743
Goodwill and intangibles, net	10,472		10,669
Accrued interest and other assets	99,281		79,382
Allowance for loan losses	(27,063)		(24,616)

TOTAL ASSETS	$2,484,509		$2,046,468

Interest-bearing liabilities:
Interest checking	$183,179	0.64%	$131,336	0.19%
Money markets	183,342	0.41%	151,282	0.41%
Statement savings	217,699	0.36%	255,270	0.36%
Certificates of deposit	967,728	1.19%	656,769	1.83%
Total interest-bearing deposits	1,551,948	0.92%	1,194,657	1.16%

Other borrowed funds	342,475	2.79%	363,790	3.02%
Total interest-bearing liabilities	1,894,423	1.26%	1,558,447	1.59%

Non-interest bearing liabilities:
Non-interest bearing deposits	291,659		233,152
Other liabilities	33,059		27,354

Shareholders’ equity	265,368		227,515

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,484,509		$2,046,468

NET INTEREST MARGIN (1)		3.71%		3.67%

(1)         The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 35% for 2012 and 2011.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three Months Ended March 31, 2012 and 2011

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended March 31, 2012:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$21,300	$647	$—	$(209)	$—	$21,738
Provision for loan losses	1,640	258	—	—	—	1,898
Non-interest income	336	8,550	613	192	(9)	9,682
Non-interest expense	11,575	4,909	657	949	(9)	18,081
Provision for income taxes	2,701	1,441	(16)	(338)	—	3,788
Net income (loss)	$5,720	$2,589	$(28)	$(628)	$—	$7,653

Average Assets	$2,494,825	$395,325	$574	$283,073	$(689,288)	$2,484,509

At and for the Three Months Ended March 31, 2011:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$17,437	$425	$—	$(201)	$—	$17,661
Provision for loan losses	1,110	—	—	—	—	1,110
Non-interest income	1,226	3,640	549	53	(22)	5,446
Non-interest expense	9,445	3,251	773	693	(22)	14,140
Provision for income taxes	2,690	290	(74)	(270)	—	2,636
Net income (loss)	$5,418	$524	$(150)	$(571)	$—	$5,221

Average Assets	$2,035,558	$111,596	$575	$253,401	$(354,662)	$2,046,468